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                                                                   EXHIBIT 99.22

                              AMENDMENT AGREEMENT

     This Amendment Agreement (the "Agreement") is executed and entered into effective as of August 1, 2001 by and among John F. McHale ("McHale"), and Kent
A. Savage ("Savage") and Savage Interests L.P., a Delaware limited partnership (together with Savage, the "Savage Parties").

                                   RECITALS:
                                   --------

     McHale and the Savage Parties are parties to the following documents (collectively, the "Existing Savage Agreements"): (i) Stock Purchase Agreement, dated as of March 3, 2001, by and between McHale and the Savage Parties (the "Stock Purchase Agreement"); (ii) Promissory Note of the Savage Parties to McHale, dated March 3, 2001, in the original principal amount of $887,000 (the "Note"); and (iii) Pledge Agreement, dated March 3, 2001, by and between McHale and the Savage Parties, which secures payment of the Note (the "Pledge Agreement").

     The parties hereto desire to amend the Existing Savage Agreements.

     In consideration of the premises and the agreements herein contained, and intending to be bound hereby, the parties hereby agree as follows:

     1.   Amendments to Existing Savage Agreements.
          ----------------------------------------

     (a) That the Stock Purchase Agreement be amended so that the Closing Date and Termination Date, as each is defined in the Stock Purchase Agreement, shall be March 3, 2004 rather than September 15, 2001, and each reference to "September 15, 2001" in the Stock Purchase Agreement shall be deleted in its entirety and replaced by "March 3, 2004."

     (b) That the Note be amended so that the maturity date of the Note shall be March 3, 2004 rather than September 15, 2001, and each reference to "September 15, 2001" in the Note shall be deleted in its entirety and replaced by "March 3, 2004."

     (c) That all references to the "Note" in the Pledge Agreement shall be deemed to refer to the Note, as amended by the previous paragraph.

     2.   Miscellaneous.
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     (a)  Effect. Except as amended hereby, the Existing Savage Agreements shall
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remain in full force and effect.

     (b)  Descriptive Headings. The descriptive headings in this Agreement are
          --------------------
inserted for convenience only and do not constitute a part of this Agreement.

     (c)  Governing Law. The construction, validity and interpretation of this
          -------------
Agreement will be governed by and construed in accordance with the domestic laws of the State of Texas
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without giving effect to any choice of law or conflict of law provision or rule
(whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     (d)  Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart. Facsimile signatures shall be accepted for all purposes as original signatures.

     IN WITNESS WHEREOF, this Amendment Agreement has been executed by the parties hereto as of the day and year first above set forth.


                                   SAVAGE PARTIES:



                                   -----------------------------------
                                   Kent A. Savage


                                   SAVAGE INTERESTS, L.P.

                                   By:  K.A. Savage Interests G.P. L.L.C.
                                   Its: General Partner

                                        By:
                                            --------------------------
                                        Name:  Kent Savage
                                        Title:  President


                                   MCHALE:


                                   -----------------------------------
                                   John F. McHale